Exhibit 99.1

Contact:

Targeted Genetics Corporation
Courtney Self
(206) 521-7392

TARGETED GENETICS REPORTS FOURTH QUARTER AND
YEAR-END 2003 FINANCIAL RESULTS

Seattle, WA – March 1, 2004 — Targeted Genetics Corporation (NASDAQ: TGEN) today announced its financial results for the fourth quarter and year ended December 31, 2003. As previously announced, the Company will hold a conference call with analysts at 10:30 AM EST today. The call will be broadcast live over the Internet and can be accessed, along with replay information, at www.targetedgenetics.com.

For the quarter ended December 31, 2003, Targeted Genetics reported a net loss of $6.3 million, or $0.10 per common share compared to $6.1 million, or $0.12 per common share for the same period in 2002. For the year ended December 31, 2003, the Company reported a net loss of $14.8 million, or $0.26 per common share, compared to $23.8 million, or $0.52 per common share for the same period in 2002.

Revenue for the fourth quarter ended December 31, 2003 was $1.4 million, compared to $4.5 million for the fourth quarter of 2002. Revenue for the year ended December 31, 2003 was $14.1 million, compared to $19.3 million for the year ended December 31, 2002. Revenues in 2003 reflect revenue earned under the Company’s AIDS vaccine collaboration, recognition of previously deferred payments received under a collaboration with Biogen that concluded in September 2003, and contract manufacturing revenue. Revenue for 2003 also includes termination-related revenue recognized in the first quarter under a former collaboration with Wyeth.

“Targeted Genetics made tremendous progress in 2003, advancing key development programs and improving its financial outlook,” said H. Stewart Parker, president and chief executive officer of Targeted Genetics. “In July, after establishing a collaboration with the Cystic Fibrosis Foundation, we initiated a Phase IIb trial of our cystic fibrosis product candidate. In December, we initiated a Phase I clinical trial of our AIDS vaccine candidate, and we extended our collaboration with the International AIDS Vaccine Initiative through the end of 2006 to support this program. Our hard work in 2003 has laid the foundation to advance our product development programs in 2004. We continue to accrue patients in our cystic fibrosis and AIDS vaccine clinical programs, and expect to initiate our rheumatoid arthritis clinical program in the first quarter of 2004.”

Operating expenses for the fourth quarter of 2003 were $7.6 million, compared to $10.3 million for the fourth quarter of 2002. Operating expenses for the year ended December 31, 2003 decreased to $27.9 million from $42.1 million for the same period in 2002. Research and development expenses for the fourth quarter ended December 31, 2003 decreased to $4.4 million, from $6.6 million in the fourth quarter of 2002, and to $17.2 million for the year ended December 31, 2003, down from $29.4 million for the same period in 2002. General and administrative expenses decreased to $1.6 million in the fourth quarter of 2003, compared to $1.8 million in the fourth quarter of 2002, and decreased to $5.5 million for the year ended December 31, 2003, from $8.1 million for the year ended December 31, 2002. Research and development and general and administrative expenses decreased by approximately 40 percent in 2003, compared to 2002 and reflect the Company’s focus on its lead development programs.

“Recently Targeted Genetics completed an equity financing, bringing in additional capital to support our product development programs,” said Todd Simpson, chief financial officer of Targeted Genetics. “This financing, in addition to other financial improvements made throughout 2003, places Targeted Genetics in a strong financial position and provides us with the opportunity to further advance product development of our core programs.”

Recent and 2003 highlights include:

•	Presentation of positive data from the Company’s cystic fibrosis (CF), AIDS vaccine, arthritis and lipid-based, non-viral oncology programs;

•	Initiation of an AIDS vaccine Phase I clinical trial in Europe;

•	Regulatory approval in the U.S. and Canada to begin a Phase I clinical trial in patients with rheumatoid arthritis;

•	Approximately $45 million in new equity capital, considerably strengthening the Company’s cash position;

•	Extension of AIDS vaccine collaboration through 2006, resulting in up to $10.7 million in funding for 2004;

•	Collaboration with the CF Foundation, fully funding external costs of ongoing CF Phase IIb clinical trial – the most advanced gene therapy CF clinical trial to date;

•	Completion of contract manufacturing relationship with GenVec, Inc. for manufacture of GenVec’s Phase II oncology product candidate; and

•	Issuance of additional patents related to the Company’s AAV manufacturing capabilities.

Targeted Genetics develops gene-based products for preventing and treating acquired and inherited diseases. The Company has two clinical product development programs, targeting cystic fibrosis and AIDS prophylaxis and expects to initiate clinical testing of its arthritis product candidate in the first quarter of 2004. The Company also has a promising pipeline of product candidates focused on hemophilia and cancer and a broad platform of gene delivery technologies, as well as a promising body of technology for cellular therapy under development by its subsidiary company, CellExSys. For more information about the Company visit its website at www.targetedgenetics.com.

NOTE: This release contains forward-looking statements regarding our projected financial resources, intellectual property, our regulatory filings, anticipated clinical trials and anticipated data from our clinical and preclinical programs. These statements, involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Actual results could differ materially from expectations for a number of reasons, including failure of our partners to provide funding, our failure to make progress with our clinical trials, our failure to obtain positive results from our preclinical programs, our failure to obtain regulatory approval, our failure to maintain or protect our intellectual property, and the other risks described in the section entitled “Factors Affecting Our Operating Results, Our Business and Our Stock Price” in our quarterly report on Form 10-Q for the quarter ended September 30, 2003. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. We undertake no duty to publicly announce or report revisions to these statements as new information becomes available that may change our expectation.

TARGETED GENETICS CORPORATION
(in thousands, except per share information)

	Quarter ended		Year ended
	December 31,		December 31,
Statement of Operations Information:	2003	2002	2003	2002
	(Unaudited)	(Unaudited)
Revenue:
Collaborative agreements	$1,379	$4,548	$14,073	$17,362
Collaborative agreements with affiliates	—	—	—	1,971

Total revenue	1,379	4,548	14,073	19,333
Operating expenses:
Research & development	4,381	6,634	17,197	29,389
General & administrative	1,583	1,751	5,490	8,067
Restructure charges	1,636	1,896	5,190	2,327
Equity in loss of joint venture	—	—	—	1,926
Amortization of intangibles	—	—	—	365

Total operating expenses	7,600	10,281	27,877	42,074

Loss from operations	(6,221)	(5,733)	(13,804)	(22,741)

Investment income	37	71	183	398
Interest expense	(124)	(428)	(1,212)	(1,424)

Net loss	$(6,308)	$(6,090)	$(14,833)	$(23,767)

Net loss per common share	$(0.10)	$(0.12)	$(0.26)	$(0.52)

Shares used in computation of net loss per common share	66,200	50,231	57,486	45,767

TARGETED GENETICS CORPORATION
(in thousands)

	December 31,
Balance Sheet Information:	2003	2002
Cash and cash equivalents	$21,057	$12,606
Other current assets	575	1,622
Property and equipment, net	3,423	5,520
Other assets	32,617	32,965

Total assets	$57,672	$52,713

Current liabilities	$6,709	$11,282
Long-term obligations and other liabilities	16,734	22,770
Preferred stock and minority interest	750	12,765
Shareholders’ equity	33,479	5,896

Total liabilities and shareholders’ equity	$57,672	$52,713